Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215815 on Form S-3 and Registration Statement No. 333-210472 on Form S-8 of our report dated March 17, 2017, relating to the consolidated financial statements of ViewRay, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
San Francisco, CA
March 17, 2017